                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         The Spectranetics Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         THE SPECTRANETICS CORPORATION
                               96 TALAMINE COURT
                           COLORADO SPRINGS, CO 80907
                                 (719) 633-8333

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 4, 2002

     The Annual Meeting of the Shareholders of THE SPECTRANETICS CORPORATION will be held at the Sheraton Colorado Springs Hotel, 2886 South Circle Drive, Colorado Springs, Colorado on June 4, 2002, at 9:00 a.m. (MDT) for the following purposes:

          1. To elect two members of the Board of Directors to serve three-year terms until the 2005 Annual Meeting of Shareholders, or until their successors are duly elected and qualified.

          2. To ratify the appointment of KPMG LLP as independent auditors for the current fiscal year.

          3. To amend the 1997 Equity Participation Plan to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000 shares.

     Only shareholders of record as of the close of business on April 8, 2002, the record date, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     Shareholders are requested to complete, date, sign and return the enclosed proxy card in the accompanying postage-paid envelope as soon as possible. Submitting your proxy with the proxy card will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ EMILE J. GEISENHEIMER

                                            Emile J. Geisenheimer
                                            Chairman of the Board

Colorado Springs, Colorado
April 29, 2002

                               SPECTRANETICS LOGO

                         THE SPECTRANETICS CORPORATION
                               96 TALAMINE COURT
                           COLORADO SPRINGS, CO 80907
                                 (719) 633-8333

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 4, 2002

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of THE SPECTRANETICS CORPORATION (the "Company" or "SPNC") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Sheraton Colorado Springs Hotel, 2886 South Circle Drive, Colorado Springs, Colorado on June 4, 2002, at 9:00 a.m. (MDT) and at any adjournments or postponements thereof. This Proxy Statement and Proxy are being mailed to shareholders on or about April 29, 2001.

     The cost of soliciting Proxies is being borne by the Company. In addition to the mailings, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies by telephone or by oral communication or by other appropriate means. The Company does not currently anticipate hiring a firm to solicit Proxies. The Company will pay all costs related to the preparation of the Proxy Statement, including legal fees, printer costs and mailing costs.

     If the enclosed Proxy is properly executed, returned and unrevoked, the shares represented thereby will be voted in the manner specified. If no specification is made in a properly executed Proxy received by the Company, then the Proxy shall be voted FOR (i) the election of the two (2) nominees to the Board of Directors listed herein; (ii) ratification of the appointment of KPMG LLP as the Company's independent auditors; and (iii) an amendment to the 1997 Equity Participation Plan in order to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000 shares. A Proxy may be revoked by a shareholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another Proxy bearing a later date, or by attending the Meeting and voting in person.

     Discretionary authority is provided in the Proxy as to matters not specifically referred to herein. The Board of Directors is not aware of any other matters that are likely to be brought before the Meeting. However, if any such matters properly come before the Meeting, the Proxy holder or holders are fully authorized to vote thereon in accordance with the Proxy holder's or holders' judgment and discretion.

                      RECORD DATE AND VOTING OF SECURITIES

     Only holders of record of the Company's $.001 par value common stock ("Common Stock") outstanding as of the close of business on April 8, 2002, will be entitled to notice of and to vote on matters presented at the Meeting or any adjournment or postponement thereof. As of April 8, 2002 there were 23,799,865 shares of Common Stock outstanding. Each share of Common Stock will be entitled to one vote on each matter presented at the Meeting, and there is no cumulative voting.

     In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by Proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Each matter is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders (thereby effectively counting as votes against such proposals), whereas broker non-votes are not counted for any purpose in determining whether a proposal has been approved.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as to the number of shares of Common Stock of SPNC beneficially owned as of March 31, 2002, by (i) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock (of which the Company believes there are none); (ii) each of SPNC's Directors; (iii) the Named Executive Officers (as defined on page 7 hereof); and
(iv) all of the current executive officers and Directors of SPNC as a group. Except as otherwise indicated, SPNC believes that the beneficial owners of the Common Stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. "Beneficially Owned Percentage" is based on shares of Common Stock outstanding on March 31, 2002.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
                                                                           BENEFICIALLY
                                                              NUMBER OF        OWNED
NAME AND ADDRESS(1)                                             SHARES      PERCENTAGE
-------------------                                           ----------   -------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Joseph A. Largey(2).........................................    962,492         3.9%
Cornelius C. Bond, Jr.(3)...................................    282,885         1.2%
Emile J. Geisenheimer(4)....................................    287,031         1.2%
R. John Fletcher(5).........................................          0           *
Joseph M. Ruggio, M.D.(6)...................................    145,552           *
John G. Schulte(7)..........................................    135,385           *
Marvin L. Woodall...........................................      4,000           *
Lawrence E. Martel, Jr.(8)..................................    296,939         1.2%
Christopher Reiser, Ph.D(9).................................    292,679         1.2%
Bruce E. Ross(10)...........................................    300,210         1.2%
Paul C. Samek(11)...........................................    179,424           *
All executive officers and Directors as a group (13
  persons)(12)..............................................  3,255,495        12.2%

---------------

  *  less than 1%

 (1) The address of each of the Directors and the Named Executive Officers listed herein is c/o The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, CO 80907.

 (2) Includes options for 927,992 shares exercisable within 60 days of March 31, 2002.

 (3) Includes options for 165,201 shares exercisable within 60 days of March 31, 2002.

 (4) Includes options for 266,667 shares exercisable within 60 days of March 31, 2002.

 (5) Mr. Fletcher was appointed to the Board of Directors on March 7, 2002 to replace the vacancy created by James A. Lent's resignation in January 2002 for personal reasons.

 (6) Includes options for 142,052 shares exercisable within 60 days of March 31, 2002.

 (7) Includes options for 135,385 shares exercisable within 60 days of March 31, 2002.

 (8) Includes options for 278,804 shares exercisable within 60 days of March 31, 2002.

 (9) Includes options for 141,050 shares exercisable within 60 days of March 31, 2002.

(10) Includes options for 224,456 shares exercisable within 60 days of March 31, 2002.

(11) Includes options for 164,424 shares exercisable within 60 days of March 31, 2002.

(12) Includes options for 2,805,111 shares exercisable within 60 days of March 31, 2002.

                               BOARD OF DIRECTORS

     The following table lists the members of the Board of Directors of SPNC, their ages as of March 31, 2002, their positions and offices with the Company, the year first elected as a director, and the expiration of their current term.

                                                                               DIRECTOR    TERM
NAME                                AGE       POSITIONS WITH THE COMPANY        SINCE     EXPIRES
----                                ---       --------------------------       --------   -------
Joseph A. Largey..................  55    President, Chief Executive Officer     1997      2003
                                          and Director
Cornelius C. Bond, Jr. ...........  68    Director                               1994      2004
John Fletcher(1)..................  56    Director                               2002      2003
Emile J. Geisenheimer(2)..........  54    Chairman of the Board of Directors     1990      2002
Joseph M. Ruggio, M.D.............  47    Director                               1997      2004
John G. Schulte(2)................  53    Director                               1996      2002
Marvin L. Woodall.................  64    Director                               2001      2004

---------------

(1) Mr. Fletcher was appointed to the Board of Directors and as a member of the Audit Committee on March 7, 2002. He replaces James A. Lent, who resigned in January 2002 for personal reasons.

(2) Nominated for re-election to the Board for a three-year term.

     The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting only directors of the class whose term is expiring will be voted upon, and upon election each such director will serve a three-year term. The Board of Directors may determine from time to time the size of the Board of Directors, but in no event can it determine to have a Board consisting of less than four or more than eight directors. The size of the Board is currently set at seven. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director will hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     The Company is not aware of any family relationships among any of the directors and executive officers of the Company.

                             DIRECTOR COMPENSATION

     Currently, non-employee Directors are eligible to participate in the Company's 1997 Equity Participation Plan (the "Plan"), which was approved by shareholders on June 9, 1997. The Plan provides that any newly elected non-employee Director will be granted a non-qualified stock option to purchase 75,000 shares of Common Stock at the then fair market value, which vests equally over a three-year period. On every third anniversary of each grant, for so long as each non-employee Director remains on the Board, he or she will receive an option to purchase 75,000 shares of Common Stock at the then fair market value, which vests equally over three years. The exercise price is equal to the closing price of the stock as traded on the Nasdaq National Market on the date of grant.

     Non-employee Directors receive $2,500 for each Board meeting attended in person and $1,000 for meetings attended by telephone. Board members are reimbursed for expenses associated with their attendance at Board meetings and committee meetings. Board members also receive $2,500 per day when serving as a consultant to the Company. In 2001, certain directors elected to receive a portion of their board fees in the form of stock options. In January 2001, stock option grants to purchase an aggregate of 55,384 shares of Common Stock at the then fair market value were granted to Messrs. Bond, Lent, Ruggio and Schulte in lieu of board fees totaling $24,000. These stock options vest over an 18-month period. The number of stock options issued was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

     In recognition of Mr. Geisenheimer's continuing high level of commitment to the Company, as Chairman of the Board, he receives a retainer for consulting services he provides to the Company, which totaled $75,000 during the year ended December 31, 2001. Additionally, Mr. Geisenheimer was granted a stock option on May 4, 2001 to purchase 50,000 shares of the Company's common stock at an exercise price equal to the then fair market value per share for consulting services he provides to the Company. Mr. Ruggio was granted a stock option on May 4, 2001 to purchase 20,000 shares of the Company's common stock at an exercise price equal to the then fair market value per share for certain additional services he provided to the Company.

                         BOARD COMMITTEES AND MEETINGS

     In 2001, the Board of Directors met six times. No Director, except for Mr. Bond, attended fewer than 75% of the Board meetings. Mr. Bond attended four of the six Board meetings. During 2001, the Company had an Audit Committee comprised of Messrs. Bond, Lent and Schulte to, among other things, recommend engagement of the Company's independent auditors, periodically review the services rendered by independent auditors and to review and evaluate the Company's accounting procedures and its system of internal accounting controls. Four meetings of the Audit Committee were held in 2001. Each member of the Audit Committee is "independent" as required by the listing requirements of the NASDAQ stock market. For additional information regarding the Audit Committee, see the Audit Committee report included at page 9 herein.

     The Board has a Compensation Committee, which, in 2001, consisted of Messrs. Bond, Lent and Woodall. The Compensation Committee met three times in 2001 to review and approve the Company's compensation and benefit plans, among other things. The Compensation Committee also approves stock option grants to executive officers of the Company.

                        BUSINESS EXPERIENCE OF DIRECTORS

     Joseph A. Largey joined SPNC in March 1997 as President, Chief Executive Officer and a Director. Prior to joining SPNC, he served as Executive Vice President for the International Division of Picker International, Inc., a subsidiary of G.E.C. plc, since 1995. From November 1985 to 1995, Mr. Largey was Vice President and General Manager of Picker's Healthcare Products Distribution division. Prior to November 1985, Mr. Largey was employed for 16 years by Johnson & Johnson in various positions.

     Cornelius C. Bond, Jr. has served as a Director of SPNC since June 1994. He served as a member of the Board of Directors for Advanced Interventional Systems, Inc. ("LAIS") from 1986 until June 1994, when LAIS merged with SPNC. He is a retired general partner of New Enterprise Associates, a large national venture capital firm, having become a general partner in 1982. He serves on one other public board, RF Monolithics, as well as several privately held companies.

     R. John Fletcher was appointed to the Board of Directors on March 7, 2002 to fill the vacancy created by James A. Lent's resignation in January 2002. Mr. Fletcher is currently Chief Executive Officer of Fletcher Spaght, Inc. (FSI), a strategy consulting organization, which he founded in 1983. Prior to FSI, Mr. Fletcher was a manager at the Boston Consulting Group. He has an MA in Finance from The Wharton School and an MBA from Southern Illinois University. Mr. Fletcher is a director of AutoImmune, Inc., a public biotechnology company developing orally-administered pharmaceutical products, and NMT Medical, Inc., a public medical device company that designs, develops and markets devices using minimally invasive procedures in the cardiovascular and neurosciences markets.

     Emile J. Geisenheimer has served as a Director of SPNC since April 1990 and was appointed Chairman of the Board in June 1996. He has served as President of Madison Investment Partners, Inc., a private equity investment firm, since January 1995. Prior to forming Madison Investment Partners, he was general partner of Nazem and Company, a venture capital management firm, from November 1989 to January 1995.

     Joseph M. Ruggio, M.D. has served as a Director of SPNC since February 1997. First and foremost, Dr. Ruggio is a practicing interventional cardiologist. Since June 1994, Dr. Ruggio has served as President and Chief Executive Officer of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation. He also serves as Chairman and President of Via Vitae, a cardiovascular disease management company, which was founded in February 1996. Dr. Ruggio served as founder and Chairman of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc.

     John G. Schulte has served as a Director of SPNC since August 1996. Mr. Schulte is currently President and Chief Executive Officer of Consensus Pharmaceuticals, a privately held biotechnology company. Mr. Schulte had been President and Chief Executive Officer of Somnus Medical Technologies, Inc., a medical device company specializing in the design, development, manufacturing and marketing of minimally invasive medical devices for the treatment of upper airway disorders, from November 1998 until its acquisition by Gyrus Group, PLC, a European medical device company, in 2001. Previously, Mr. Schulte was President of the Surgical Products Division of Genzyme Corporation, a medical device company specializing in anti-adhesion products for general surgery and cardiovascular medical devices and instruments. From November 1996 to June 1997, he served as Senior Vice President and General Manager of the International and Peripheral Division of Target Therapeutics, Inc., a medical device company specializing in the treatment of vascular diseases of the brain, which was acquired by Boston Scientific Corporation in April 1997.

     Marvin L. Woodall has served as a Director of SPNC since June 2001. Mr. Woodall is now retired from his most recent position as a Vice President, Johnson & Johnson International, responsible for Health Economics Worldwide, for the Cordis circulatory disease business franchise from 1997 to 2000. From 1989 to 1996, Mr. Woodall served as President of Johnson & Johnson Interventional Systems Co. (JJIS). Under his leadership, JJIS developed and marketed, worldwide, the Palmaz-Schatz(TM) coronary stent, which substantially changed the treatment for atherosclerotic coronary heart disease.

                               EXECUTIVE OFFICERS

     The current executive officers of the Company and their ages as of March 31, 2002 are as follows:

NAME                                  AGE                            OFFICE
----                                  ---                            ------
Joseph A. Largey....................  55    President and Chief Executive Officer
Adrian E. Elfe......................  57    Vice President, Quality Assurance and Regulatory Affairs
Lawrence E. Martel, Jr. ............  51    Vice President, Operations
Dale T. Muth........................  48    Vice President, Human Resources
Christopher Reiser, Ph.D. ..........  47    Vice President, Technology and Clinical Research
Bruce E. Ross.......................  53    Vice President, Sales, Marketing and Service
Paul C. Samek.......................  49    Vice President, Finance and Chief Financial Officer

     Each executive officer of the Company serves at the discretion of the Board of Directors. The Company is not aware of any family relationships among any of the directors and executive officers of the Company. Biographical information regarding Mr. Largey is set forth under the heading "BUSINESS EXPERIENCE OF DIRECTORS."

     Adrian E. Elfe was appointed Vice President, Quality Assurance and Regulatory Affairs, in November 1996. He served as Director of Quality Assurance and Regulatory Compliance since first employed by SPNC in April 1990. Prior to joining SPNC, Mr. Elfe directed quality system planning and implementation for nine different companies.

     Lawrence E. Martel, Jr., was appointed Vice President, Operations, of SPNC in August 1994 and served as Director of Operations since first employed by SPNC in January 1993. Prior to that time, he served nine years as Vice President of Operations with Mountain Medical Equipment, Inc., a manufacturer of respiratory medical devices for use in the home health care and institutional health markets.

     Dale T. Muth was appointed as Vice President, Human Resources, in May 1998. Prior to joining Spectranetics in September 1997 as Director of Human Resources, he served as the principal partner of a human resources consulting firm since 1993. Prior to that time, Mr. Muth served as Director of Human Resources at Mountain Medical Equipment, Inc., for eight years.

     Christopher Reiser, Ph.D., was appointed as Vice President, Technology and Clinical Research in June 1998. In November 1997, Dr. Reiser was appointed Vice President, Engineering. Prior to that time, he served as the Company's Director of Engineering since December 1993. Dr. Reiser joined SPNC in December 1992 as Manager of Laser Product Development. From January 1989 to October 1992, he served as Director of Technology at Cymer Laser Technologies, a manufacturer of excimer laser systems for the semiconductor industry.

     Bruce E. Ross joined Spectranetics in July 1998 as Vice President, Sales and Service, of the Americas. Mr. Ross came to Spectranetics from Picker International, a subsidiary of G.E.C. plc, where he was serving as Vice President and General Manager of Picker International (Europe). Prior to that position, Mr. Ross served as President of Picker International Canada, Inc. He spent a total of 10 years with Picker developing successful sales strategies that increased business unit revenues and profitability. Previous to his experience at Picker, Mr. Ross served as Vice President of Sales and Marketing at Nicolet Biomedical, Inc.

     Paul C. Samek joined SPNC in December 1999 as Vice President, Finance, and Chief Financial Officer. Mr. Samek previously held the position of Vice President, Finance, and Chief Financial Officer for Nash Engineering from April 1998 to May 1999, and served as Vice President of Finance and Administration and Chief Financial Officer for Allsteel Inc. from March 1994 to July 1997. Prior to that, Mr. Samek held several senior management positions with Deloitte and Touche, LLP, Concurrent Computer Corporation, Telesciences Transmission Systems, Inc., and Motorola, Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation awards paid by SPNC for the fiscal years ended December 31, 2001, 2000 and 1999 to those persons who were either (i) the Chief Executive Officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers who were serving as executive officers on December 31, 2001, whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                  ANNUAL COMPENSATION               COMPENSATION
                                       -----------------------------------------       AWARDS
                                                                      OTHER         ------------       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)     BONUS($)    COMPENSATION($)     OPTIONS(#)     COMPENSATION($)
---------------------------     ----   ---------     --------    ---------------    ------------    ---------------
Joseph A. Largey..............  2001   $259,565(1)   156,020(2)           --           80,308(1)         3,515(3)
  President and Chief           2000    279,274           --              --          150,000            3,515(3)
  Executive Officer             1999    260,665      124,020(4)           --               --            3,515(3)
Bruce E. Ross.................  2001   $168,820(5)    97,215(6)           --           42,692(5)            --
  Vice President, Sales         2000    182,115      110,626(7)           --           70,000               --
  and Service                   1999    164,327       68,432(8)       26,616(9)        60,000               --
Paul C. Samek(10).............  2001   $155,132(11)   69,360(2)           --           39,231(11)        5,828(12)
  Vice President, Finance       2000    170,000           --         112,612(13)      100,000               --
  and Chief Financial Officer   1999      6,538           --              --          120,000               --
Lawrence E. Martel, Jr........  2001   $118,631(14)   55,140(2)           --           30,000(14)           --
  Vice President, Operations    2000    124,231           --              --           70,000               --
                                1999    102,885       39,490(4)           --           30,000               --
Christopher Reiser, Ph.D. ....  2001   $114,068(15)   51,000(2)           --           28,846(15)        4,285(12)
  Vice President, Technology    2000    120,673           --              --           60,000               --
  and Clinical Research         1999    110,327       39,490(4)           --           30,000               --

---------------

 (1) Mr. Largey's salary was reduced by $34,800 and he received 80,308 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

 (2) Incentive compensation bonus paid during 2002 for services rendered in 2001.

 (3) Life insurance premiums paid by the Company.

 (4) Incentive compensation bonus paid during 2000 for services rendered in 1999.

 (5) Mr. Ross's salary was reduced by $18,500 and he received 42,692 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

 (6) Incentive compensation in the form of sales commissions paid in 2001.

 (7) Incentive compensation in the form of sales commissions paid in 2000.

 (8) Incentive compensation in the form of sales commissions paid in 1999.

 (9) Relocation costs of $20,016; auto allowance of $6,600.

(10) Mr. Samek joined the Company in December 1999.

(11) Mr. Samek's salary was reduced by $17,000 and he received 39,231 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(12) Represents vacation paid but not taken. Company policy allows employees to a payout related to vacation earned but not taken, but only to the extent of actual vacation taken in the last 12 months, provided the payout does not exceed 80 hours.

(13) Represents relocation costs.

(14) Mr. Martel's salary was reduced by $13,000 and he received 30,000 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(15) Mr. Reiser's salary was reduced by $12,500 and he received 28,846 stock options at the then fair market value vesting over an 18-month period in exchange for the salary reduction. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

                            GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the year ended December 31, 2001.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
INDIVIDUAL GRANTS                                                                       VALUE AT ASSUMED
-----------------------------------------------------------------------------------     ANNUAL RATES OF
                                                % OF TOTAL                                STOCK PRICE
                                                 OPTIONS      EXERCISE                  APPRECIATION FOR
                                                GRANTED TO    OR BASE                    OPTION TERM(1)
                                   OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   --------------------
NAME                              GRANTED(#)   FISCAL YEAR     ($/SH)       DATE       5%($)      10%($)
----                              ----------   ------------   --------   ----------   --------   ---------
Joseph A. Largey................    80,308(2)      8.6%        $1.625     1/02/11      82,071     207,984
Bruce E. Ross...................    42,692(2)      4.6%        $1.625     1/02/11      43,629     110,565
Paul C. Samek...................    39,231(2)      4.2%        $1.625     1/02/11      40,092     101,602
Lawrence E. Martel, Jr. ........    30,000(2)      3.2%        $1.625     1/02/11      30,659      77,695
Christopher Reiser, Ph.D........    28,846(2)      3.1%        $1.625     1/02/11      29,479      74,706

---------------

(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2) Options were granted in lieu of a salary reduction discussed further under the heading "Summary Compensation Table" on page 7. Options vest 25% as of October 2, 2001, and 25% on the second day of each calendar quarter thereafter until July 2, 2002.

         STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUE

     Set forth in the table below is information concerning the value of stock options held on December 31, 2001, by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF               VALUE OF UNEXERCISED,
                              SHARES                     UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                             ACQUIRED      VALUE     HELD AT FISCAL YEAR END(#)        FISCAL YEAR END($)
                            ON EXERCISE   REALIZED   ---------------------------   ---------------------------
NAME                            (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Joseph A. Largey..........       --           --       879,790        119,842       $414,400       $154,139
Bruce E. Ross.............       --           --       172,688        110,567        166,748        127,247
Paul C. Samek.............       --           --       117,308        141,923         79,685        118,032
Christopher Reiser,
  Ph.D....................       --           --       115,476         65,370         64,959         54,395
Lawrence E. Martel,
  Jr. ....................       --           --       251,305         65,625        292,887         65,496

                           AUDIT COMMITTEE REPORT(1)

     The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

     The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Submitted on February 4, 2002 by the members of the Audit Committee of the Company's Board of Directors.(2)

                                            John G. Schulte, Chair
                                            Cornelius C. Bond, Jr.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

(2) Mr. R. John Fletcher was appointed to the Audit Committee on March 7, 2002 to fill the vacancy left when Mr. Lent resigned from the Board in January 2002 for personal reasons. Because Mr. Fletcher did not serve on the Audit Committee during the period covered by this report, he is not a signatory to this report.

          FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT(1)

     The fees paid to KPMG LLP, the Company's independent auditor, during the 2001 fiscal year are as follows:

                                                              FEES PAID
                                                              ---------
Audit Fees(2)...............................................   $70,200
Financial Information Systems Design and Implementation
  Fees......................................................   $    --
All Other Fees(3)...........................................   $56,266

---------------

(1) The Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the auditor's independence.

(2) Includes the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the 2001 fiscal year and the reviews of the financial statements related to the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year.

(3) Consists primarily of fees associated with the preparation of the Company's tax returns.

                        COMPENSATION COMMITTEE REPORT(1)

     Decisions with regard to the compensation of SPNC's executive officers, including the Named Executive Officers, are generally made by a three-member Compensation Committee of the Board. Each member of the Committee is a non-employee Director. Decisions about awards under certain of SPNC's stock-based compensation plans are made by the Committee and typically reported to the Board. All other decisions by the Committee relating to compensation of SPNC's executive officers are reviewed by the Board. Generally, the Committee meets in February following the end of a particular fiscal year to consider bonus compensation and to consider prospective salary adjustments. In addition, the Committee meets on an as-needed basis throughout the year.

EXECUTIVE OFFICER COMPENSATION POLICIES

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with SPNC's performance, recognize individual initiative and achievements, and assist SPNC in attracting and retaining qualified executives. The Committee relies in large part on independent compensation studies for the determination of competitive compensation.

     In order to implement these objectives, SPNC has developed a straightforward compensation approach. In general, SPNC compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental, stock purchase and 401(k), that are available generally to SPNC's employees.

BASE SALARY

     Base salary levels for SPNC's executive officers are set generally at or slightly below the market level in relation to the salary levels of executive officers in other companies within the medical device industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance. In establishing the salary levels against the range of comparable companies, the Compensation Committee considers salaries and bonuses in determining the competitiveness of the total compensation package.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ANNUAL INCENTIVE COMPENSATION

     The Compensation Committee reviews and approves all bonus payments made to SPNC's executive officers. Payment of bonuses is determined by both corporate and individual performance criteria. In 2001 the bonus targets for executive officers were based on meeting performance objectives for revenue, gross margin, operating income and cash flow. Bonuses ranging from 20% to 54% of base salaries were awarded to executive officers for the year ended December 31, 2001.

LONG-TERM INCENTIVE COMPENSATION

     SPNC provides long-term incentive compensation through its stock option plan. The exercise price of each option grant is equal to the fair market value of the Company's common stock on the date of grant. The number of shares covered by any grant is generally determined by the position, the executive officer's salary at the time of grant, amounts granted in previous years, and the then current stock price. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER

     The Board established Mr. Largey's compensation package based upon the general factors discussed above and upon an evaluation of compensation paid to chief executive officers of comparable public companies and other companies in SPNC's industry. Mr. Largey's compensation package includes base salary, participation in the annual bonus incentive program, and stock option grants subject to approval by the Compensation Committee.

     Effective February 2000, Mr. Largey's annual base salary was adjusted to $290,000. Mr. Largey is eligible for bonus compensation up to 65% of his base salary based on the attainment of performance targets for revenue, gross margin, net income, and cash flow. Mr. Largey received a bonus of 54% of his base salary for 2001. In the event Mr. Largey is terminated by the Company without cause, he will be provided 12 months' severance compensation.

CERTAIN TAX CONSIDERATIONS

     During 1995 the Internal Revenue Code of 1986 (the "Code") was amended to include a provision that denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (defined as the Chief Executive Officer and the corporation's other four most highly compensated officers as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation payable pursuant to written binding agreements entered into before February 18, 1993, and compensation that constitutes "performance-based compensation" is excludable in applying the $1 million limit. It is SPNC's policy to qualify compensation paid to its top executives in a manner consistent with SPNC's compensation policies, for deductibility under this law in order to maximize SPNC's income tax deductions.

                                            Cornelius C. Bond, Jr.
                                            Marvin L. Woodall

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL ARRANGEMENTS

     For a discussion of Mr. Largey's severance agreement, see "Compensation Committee Report -- Compensation Paid to the Chief Executive Officer."

     In the event Mr. Samek is terminated by the Company without cause, he will be provided 12 months' severance compensation.

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total shareholder return on SPNC Common Stock for the period from December 31, 1996, to December 31, 2001, with the cumulative total return on the NASDAQ Composite Index, and a sub-index of the NASDAQ Composite Index entitled "NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks" (NASDAQ Medical) (assuming the investment of $100 in SPNC Common Stock, the NASDAQ Composite Index and the NASDAQ Medical on December 31, 1996, and reinvestment of all dividends). The stock price performance shown on the graph below is not indicative of future price performance.

                              (Performance Graph)

--------------------------------------------------------------------------------------------------
                       12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001
--------------------------------------------------------------------------------------------------
 SPNC                    100.00        74.63        67.19        92.54        31.34        85.49
 NASDAQ Medical          100.00       114.10       127.03       153.85       158.72       174.38
 NASDAQ Composite        100.00       122.48       172.68       320.83       192.98       153.12

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2001, Messrs. Bond, Lent and Woodall were members of the Compensation Committee. No executive officer of the Company served in 2001 as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers who served in 2001 on the Board or as a member of the Company's Compensation Committee.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers ("NASD"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 2001, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Common Stock have complied with the reporting requirements of Section 16(a), except that a Form 5 relating to stock option grants during 2001 to Mr. Bond, Mr. Geisenheimer, and Mr. Lent were filed late.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The current number of members of the Board of Directors is seven (7). The terms of Emile J. Geisenheimer and John G. Schulte expire at this meeting. In January 2002, the Board of Directors accepted the resignation of James A. Lent and appointed R. John Fletcher to fill the resulting vacant seat on the Board of Directors. The Board of Directors recommends that Emile J. Geisenheimer and John
G. Schulte be re-elected to the Board of Directors for a three-year term which will expire at the Company's Annual Meeting in 2005, or when their successor is duly elected and qualified.

     The nominees have expressed their willingness to serve, but if because of circumstances not contemplated the nominees are not available for election, the Proxy holders named in the enclosed Proxy form intend to vote for such other person or persons as the Board of Directors may nominate. Information with respect to each nominee is set forth in the section entitled "BUSINESS EXPERIENCE OF DIRECTORS."

VOTE AND RECOMMENDATION

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the two nominees named above as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE TWO PERSONS NOMINATED AS DIRECTORS.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     Action is to be taken by the shareholders at the Meeting with respect to the ratification of the selection by the Company's Board of Directors, upon recommendation of the Audit Committee, of KPMG LLP to be the independent auditors of the Company for the fiscal year ended December 31, 2002. KPMG LLP has served as the Company's independent auditors since January 1985. KPMG LLP does not have, and has not had at any time, any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG LLP. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting in person or by Proxy at the Meeting.

     A representative of KPMG LLP will be present at the Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SUCH APPOINTMENT.

                  AMENDMENT TO 1997 EQUITY PARTICIPATION PLAN
                                (PROPOSAL NO. 3)

     The 1997 Equity Participation Plan of The Spectranetics Corporation (the "Plan") was adopted by the Board of Directors on April 14, 1997, and approved by the stockholders of the Company on June 9, 1997. The Plan has subsequently been amended by the Company on three occasions. On March 22, 2002, the Board unanimously adopted, subject to shareholder approval, the fourth amendment to the Plan to provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000.

SUMMARY OF PROPOSED CHANGE

     As amended, the Plan will provide that the maximum number of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000. The principal purpose of the amendment is to enable the Company to issue awards under the Plan which constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code. As more fully discussed below, awards that so qualify will not be subject to the limitations on tax deductibility imposed by Section 162(m). Except as set forth in this paragraph, the Board of Directors is not proposing any other changes to the Plan as currently in effect.

     The principal features of the Plan, taking into account the proposed change described in the previous paragraph, are summarized below. The summary is not intended to be complete and reference should be made to the Plan for a complete statement of its terms and provisions.

GENERAL

     The principal purposes of the Plan are to provide incentives for officers, employees and consultants of the Company and its subsidiaries through granting of options, stock appreciation rights ("SARs") and restricted stock (collectively, "Awards"), thereby stimulating their personal and active interest in the Company's development and financial success and inducing them to remain in the Company's employ. In addition to Awards made to officers, employees and consultants, the Plan permits the granting of options to the Company's non-employee directors ("Director Options") pursuant to a formula, as described in further detail below.

     The Plan provides that no more than 6,000,000 shares of Common Stock of the Company are authorized for issuance upon exercise of options and SARs or upon vesting of restricted stock awards under the Plan. The maximum number of shares which may be subject to awards granted under the Plan to any individual in any calendar year shall not exceed 1,500,000 (the "Award Limit"). To the extent required by Section 162(m) of the Code, shares subject to options which are canceled continue to be counted against the Award Limit. The shares available under the Plan upon exercise of options and SARs and for issuance as restricted stock may be either previously authorized but unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock. The Plan authorizes appropriate adjustments (including acceleration of vesting in some instances and adjustments to the number and kind of shares subject to the Plan and to outstanding grants thereunder) in the event of certain corporate transactions, a change in control of the Company or a recapitalization such as a stock split or stock dividend. If any portion of an option, SAR or other award terminates or lapses unexercised, or is canceled upon grant of a new option, SAR or other award (which may be at a higher or lower exercise price than the option, SAR or other award so canceled), the shares which were subject to the unexercised portion of such option, SAR or other award, will continue to be available for issuance under the Plan.

AWARDS UNDER THE PLAN TO DATE

     The following table sets forth certain information with respect to Awards pursuant to the Plan during 2001 to the following groups.

                          OPTION GRANT INFORMATION(1)

                                                                              POTENTIAL REALIZABLE
                                                                                    VALUE AT
                                                                             ASSUMED ANNUAL RATES OF
                                                                            STOCK PRICE APPRECIATION
                                                                                       FOR
                                                                                 OPTION TERM(2)
                                                          OPTIONS GRANTED   -------------------------
NAME OF GROUP                                                (SHARES)         5%($)         10%($)
-------------                                             ---------------   ----------   ------------
All current executive officers as a group(3)............      261,577        $267,320     $  677,440
All non-employee directors as a group(4)................      425,384         669,615      1,696,936
All employees (other than executive officers) as a
  group.................................................      250,596         308,167        780,958

---------------

(1) Information regarding each Named Executive Officer is set forth in this Proxy Statement under "EXECUTIVE COMPENSATION." Future option grants or other grants to officers, key employees and consultants under the Plan are made at the discretion of the Compensation Committee and are currently not determinable. Director Options are granted to the Company's non-employee directors pursuant to the formula set forth in the Plan, as described below.

(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(3) Entire amount represents stock options issued in lieu of salary reductions totaling $113,350. The stock options were issued on January 2, 2001 at the then fair market value of the Company's common stock and vest over an 18-month period. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

(4) Includes 55,384 stock options issued in lieu of directors' fees totaling $24,000. The stock options were issued on January 2, 2001 at the then fair market value of the Company's common stock and vest over an 18-month period. The number of stock options granted was determined using the Black-Scholes option pricing model utilizing assumptions based on current market norms.

     The closing price of the Common Stock on April 23, 2002 was $3.71 per share.

ADMINISTRATION

     The Compensation Committee of the Board or another committee thereof (the "Committee") administers the Plan with respect to grants to employees or consultants of the Company and the full Board administers the Plan with respect to Director Options. The Committee will consist solely of two or more members of the Board, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In its absolute discretion, the Board may at any time exercise any rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the sole discretion of the Committee. Further, pursuant to an amendment to the Plan in August 1997, the Committee is permitted to delegate to the President or certain other executive officers of the Company certain powers relating to the granting of stock options, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the sole discretion of the Committee. Subject to the terms and conditions of the Plan, the Board or the Committee (or an executive officer in certain circumstances) has the authority to select from among the eligible employees and consultants the individuals to whom Awards are to be made and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Committee and the Board are also authorized to adopt, amend and rescind rules relating to the administration of the Plan.

ELIGIBILITY

     Options, SARs and restricted stock under the Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Board or Committee for participation in the Plan. Approximately 145 officers and other employees are eligible to participate in the Plan. Non-employee directors of the Company will be granted Director Options in accordance with the Plan.

AWARDS UNDER THE PLAN

     The Plan provides that the Board or the Committee, as applicable, may grant or issue stock options, SARs and restricted stock, or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

     Nonqualified Stock Options ("NQSOs") provide for the right to purchase Common Stock at a specified price which, except with respect to Director Options and NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Board or Committee) in one or more installments after the grant date, subject to the participant's continued employment, consultancy or directorship with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Board or Committee. NQSOs may be granted for any term specified by the Board or Committee.

     Director Options are NQSOs granted by the Board to non-employee directors of the Company pursuant to a formula. Under such formula, each person who becomes a non-employee director on or after the date of the Plan shall be granted on the date of his election or appointment as director an option to purchase 75,000 shares of Common Stock. Each non-employee director who has (i) received a grant pursuant to the Plan or pursuant to the Company's Stock Option Plan For Outside Directors (adopted by the Board on April 9, 1995) and (ii) served at least three years as a non-employee director shall be granted on the third anniversary of the date of such grant, and each third anniversary thereafter (so long as he is a non-employee director at the close of business of such date), an option to purchase an additional 75,000 shares of Common Stock. The exercise price of Director Options shall equal 100% of fair market value of a share of Common Stock on the grant date. Options granted to non-employee directors shall become exercisable on the following schedule: beginning on the first anniversary of the date of grant, up to 33% of the shares covered by the option; beginning on the second anniversary of the date of grant, up to 66% of such shares; and beginning on the third anniversary of the date of grant, and thereafter until the earlier of expiration of the option's term or termination of the option in accordance with the Plan, up to 100% of such shares. The options will vest earlier upon the death or disability of such non-employee Director, upon an unsuccessful attempt by such non-employee Director to win re-election to the Board after nomination for election at the recommendation of the Board or upon the occurrence of certain corporate transactions or events involving a change in control of the Company, as more specifically provided in the Plan. If a non-employee director ceases to be a director of the company for any reason other than death, disability, retirement from the Board or failure to be re-elected as a director following his or her nomination by the Board of Directors for re-election, he or she will have one year in which to exercise those options which have vested as of their termination as a director. If a non-employee director retires from the Board, he or she will have three years in which to exercise those options which have vested as of his or her retirement as a director. If a non-employee director ceases to be a director of the

Company for reason of death, disability or failure to be re-elected as a director following his or her nomination by the Board of Directors for re-election, he or she will have three years to exercise 100% of the options previously granted to him or her under the Plan. In addition, the Plan provides that the Board may grant options to purchase additional shares of Common Stock to non-employee directors ("Director Fee Options") in lieu of all or any portion of any director fees to which the non-employee may be entitled, in such amounts and upon such terms as the Board determines, subject to the terms and conditions of the Plan.

     Incentive Stock Options ("ISOs"), if granted, will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may be granted to employees only, must expire within a specified period of time following the optionee's termination of employment, and must have a term of not more than ten years after the date of grant. ISOs may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire not later than the fifth anniversary of the date of its grant.

     Restricted Stock may be sold to employees or consultants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Board or Committee. Typically, restricted stock may be repurchased by the Company at the original purchase price if the conditions or restrictions have not lapsed. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     Stock Appreciation Rights may be granted in connection with stock options or other Awards, or separately. SARs granted by the Board or Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Board or Committee in the SAR agreements. The Board or Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

PAYMENT FOR SHARES

     The exercise or purchase price for all options, SARs and restricted stock together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Board or the Committee, be paid in whole or in part in Common Stock owned by the optionee (or issuable upon exercise of the option) and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be purchased or the withholding thereon. The Committee may also provide, in the terms of an option or other right, that the purchase price may be payable within thirty days after the date of exercise. The Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award.

AMENDMENT AND TERMINATION

     Amendments to the Plan to increase the number of shares of Common Stock as to which options, SARs and restricted stock may be granted (except for adjustments resulting from stock splits and the like) require the approval of the Company's shareholders. In all other respects, the Plan can be amended, modified, suspended or terminated by the Committee, unless such action would otherwise require shareholder approval as a matter of applicable law, regulation or rule. Amendments of the Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No options or other awards under the Plan may be granted or awarded after June 9, 2007.

MISCELLANEOUS PROVISIONS

     The Plan specifies that the Company may make loans to Plan participants to enable them to exercise options, purchase shares or realize the benefits of other awards granted under the Plan. The terms and conditions of such loans, if any are made, are to be set by the Committee.

     In consideration of the receipt of an option, SAR or restricted stock, the employee or consultant must agree in the written agreement embodying such award to remain an employee or consultant of the Company or a subsidiary of the Company for at least one year after the option is granted. Nothing in the Plan or in any award agreement will confer upon any grantee any right to continue as an employee or consultant of the Company.

     The dates on which Awards under the Plan first become exercisable and on which they expire will be set forth in individual options or other agreements setting forth the terms of the Awards. Such agreements generally will provide that Awards (other than Director Options) expire upon termination of the optionee's status as an employee or consultant, although the Committee may provide that such options continue to be exercisable following a termination without cause, or following a change in control of the Company, or because of the grantee's retirement, death, disability or otherwise. Similarly, restricted stock granted under the Plan which has not vested generally will be subject to repurchase by the Company in the event of the grantee's termination of employment or consultancy, although the Committee may make exceptions, based on the reason for termination or on other factors, in the terms of an individual restricted stock agreement.

     No Award granted under the Plan may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any Award, the Award may be exercised only by the holder.

     The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option or SAR granted under the Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use. In addition, the Committee may grant to employees a cash bonus in the amount of any tax related to awards.

SECURITIES LAWS AND FEDERAL INCOME TAXES

     Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and options granted thereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     General Federal Tax Consequences. The tax consequences of the Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of Section 162(m) of the Code, as discussed in further detail below. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

     Nonqualified Stock Options. For federal income tax purposes, the recipient of NQSOs granted under the Plan will generally not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares purchased at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

     Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee for alternative minimum tax purposes. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's termination of employment, other than by reason of death or disability, will be taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     Stock Appreciation Rights. No taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

     Restricted Stock. An employee to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b) within 30 days after the issuance of the restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount.

     Section 162(m) Limitation. In general, under Section 162(m) of the Code ("Section 162(m)"), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "qualified performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

     The Company generally intends the Plan to be in compliance with the requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the Plan, so that the deductibility of compensation paid to certain executives thereunder is not expected to be disallowed.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN AMENDMENT.

               NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

     As permitted by the Securities and Exchange Commission's proxy rules, the Company will deliver only one annual report and one proxy statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of those shareholders. This practice is designed to reduce our printing and mailing costs. The Company will, upon written or oral request, promptly deliver a separate copy of the annual report and/or proxy statement to a shareholder at a shared address to which single copies of the documents were delivered. You may make such request by contacting the Company's Chief Financial Officer at 96 Talamine Court, Colorado Springs, Colorado 80907, telephone (719) 633-8333. Shareholders wishing to receive a separate annual report and/or proxy statement in the future or shareholders sharing an address wishing to receive a single copy of each of the annual report and proxy statement in the future may also contact the Company's Chief Financial Officer as referenced above.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters, other than the matters set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying Proxy will vote such Proxy in accordance with their best judgment on any such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

                    DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Under the applicable rules of the Securities and Exchange Commission, a shareholder who wishes to submit a director nomination or a proposal for inclusion in the proxy statement of the Board of Directors for the Annual Meeting of Shareholders to be held in 2003 must submit such proposal in writing to the Secretary of the Company at the Company's principal executive offices no later than December 29, 2002. The applicable rules of the SEC impose certain limitations on the content of the proposals and also contain certain eligibility and other requirements.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ EMILE J. GEISENHEIMER

                                          EMILE J. GEISENHEIMER
                                          Chairman of the Board

Dated April 29, 2002

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF A FURTHER MAILING.

                          THE SPECTRANETICS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, JUNE 4, 2002

                                 9:00 A.M. (MDT)

                         SHERATON COLORADO SPRINGS HOTEL
                             2886 SOUTH CIRCLE DRIVE
                              COLORADO SPRINGS, CO

THE SPECTRANETICS CORPORATION
96 TALAMINE COURT
COLORADO SPRINGS, CO  80907                                                PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 4, 2002.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint Cornelius C. Bond, Jr., and Lawrence E. Martel, Jr., and each of them, with full power of substitution, to vote your shares on matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

                      See reverse for voting instructions.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we've provided or return it to Spectranetics, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul MN 55164-0873.

                               o Please detach here o

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

     PROPOSAL 1
1.   Election of Emile J. Geisenheimer        [ ] FOR  [ ] AGAINST   [ ] ABSTAIN
     as a director

2.   Election of John G. Schulte as a         [ ] FOR  [ ] AGAINST   [ ] ABSTAIN
     director

     PROPOSAL 2
3.   To ratify the appointment of KPMG LLP    [ ] FOR  [ ] AGAINST   [ ] ABSTAIN
     independent auditors for the current
     fiscal year.

     PROPOSAL 3
4.   To amend the 1997 Equity Participation   [ ] FOR  [ ] AGAINST   [ ] ABSTAIN
     Plan to provide that the maximum number
     of shares which may be subject to awards granted to any individual in any calendar year will not exceed 1,500,000 shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box  [ ]
Indicate changes below:                             Date
                                                        ------------------------

                                        ----------------------------------------


                                        ----------------------------------------

                                        Signature(s) in Box
                                        Please sign exactly as your name(s)
                                        appear on Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees' administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the proxy.